Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-72875) pertaining to the Lincoln Life Flexible Premium Variable Life Separate Account S, and to the use therein of our report dated February 1, 1999, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company.

                                       /s/ Ernst & Young LLP
                                       ------------------------
                                           Ernst & Young LLP

Fort Wayne, Indiana
October 19, 1999